INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

EMRL.D Digital Asset Security Token

1. TOKEN TERMS AND CONDITIONS OF EMRL.D

1.1 Designation

The digital asset security issued pursuant to this instrument shall be designated as:

EMRL.D - Emerald-Backed Digital Asset Security Token

The EMRL.D token constitutes a blockchain-recorded digital security representing contractual and governance-related rights associated with designated Special Purpose Vehicle ("SPV") arrangements and asset-linked participation structures established by P/E Capital DAO LLC.

1.2 Issuer

Issuer: P/E Capital DAO LLCJurisdiction of Formation: State of Wyoming, United StatesTechnology and Tokenization Infrastructure: AI.X / AIX EcosystemBlockchain Network: Polygon Blockchain Network

1.3 Nature of Security

EMRL.D is intended to constitute a digital asset security offered pursuant to applicable exemptions, qualifications, or registrations under United States federal securities laws, including Regulation A under the Securities Act of 1933, as amended.

The token is designed as a blockchain-enabled security instrument reflecting:

contractual participation rights,

governance participation rights,

digital recordation rights,

SPV-linked ownership interests,

and rights expressly defined within the governing offering documents.

The EMRL.D token does not constitute legal tender, bank deposit, insured deposit obligation, commodity futures contract, or consumer payment instrument.

1.4 Blockchain Representation

Ownership and transfer records of EMRL.D may be maintained through smart contracts deployed on the Polygon blockchain or related interoperable distributed ledger infrastructure approved by the Issuer.

Blockchain records maintained through approved smart contracts shall constitute the authoritative digital ledger of token ownership, subject to compliance controls, transfer restrictions, court orders, regulatory obligations, and issuer administrative authority.

1.5 Asset Reference Framework

EMRL.D is structured as an asset-referenced digital security associated with emerald-related real-world asset activities, including but not limited to:

emerald procurement,

aggregation,

stockpiling,

valuation,

certification,

inventory administration,

and related SPV asset participation structures.

The referenced asset activities are conducted through contractual arrangements involving Emerald S.A.S., Colombia-based operational relationships, and associated asset administration frameworks disclosed within the Offering Statement.

2. TOKEN HOLDER RIGHTS SCHEDULE

2.1 General Rights of Token Holders

Subject to applicable law, smart contract restrictions, transfer limitations, and issuer governance controls, holders of EMRL.D may possess the following rights:

(a) Governance Participation Rights

Token holders may participate in governance matters authorized by the Issuer, including:

voting on designated governance proposals,

approval mechanisms relating to certain operational matters,

smart contract governance participation,

and digital governance procedures established by the Issuer.

Voting mechanics may be implemented through blockchain-enabled governance systems or related administrative procedures approved by the Issuer.

(b) SPV-Linked Contractual Rights

Token holders may possess enforceable contractual rights associated with designated SPV participation structures expressly described in the Offering Statement and related exhibits.

Such rights may include:

participation interests,

contractual economic participation rights,

and asset-linked participation structures,subject to the limitations, qualifications, and priorities established in the governing agreements.

(c) Digital Recordation Rights

Token holders shall possess the right to maintain blockchain-recorded ownership entries reflecting their token holdings, subject to:

compliance verification,

wallet validation,

AML/KYC requirements,

sanctions screening,

and applicable transfer controls.

(d) Information Rights

Token holders may receive disclosures, reports, updates, notices, governance announcements, and related information determined by the Issuer to be appropriate under applicable securities laws and internal governance procedures.

2.2 No Direct Asset Ownership

Ownership of EMRL.D does not constitute direct legal title to specific emerald gemstones, mineral reserves, mining concessions, vault inventories, or physical assets unless expressly stated in a separate executed agreement.

Token holders possess contractual and governance-based rights only as specifically defined within the governing offering documents.

2.3 No Partnership Rights

Ownership of EMRL.D shall not create:

a partnership,

joint venture,

fiduciary relationship,

agency relationship,

or membership-management authoritybetween any token holder and the Issuer.

3. EMRL.D SERIES SUPPLEMENT

Series Designation

Series Name: EMRL.DAsset Classification: Digital Asset SecurityBlockchain Standard: Polygon-Compatible Smart Contract StandardIssuer: P/E Capital DAO LLC

3.1 Purpose of Series

The EMRL.D Series has been established for purposes including:

tokenized real-world asset participation,

blockchain-based securities administration,

digital governance participation,

and blockchain-enabled investor access infrastructure.

3.2 Smart Contract Administration

The Issuer reserves authority to:

upgrade smart contracts,

migrate token contracts,

implement compliance controls,

suspend transfers,

replace administrative wallets,

and execute technical modificationsnecessary for regulatory compliance, cybersecurity, operational continuity, or blockchain interoperability.

3.3 Transfer Restrictions

Transfers of EMRL.D may be restricted:

pursuant to federal securities laws,

smart contract compliance modules,

transfer-agent procedures,

sanctions screening,

jurisdictional limitations,

lock-up provisions,

or secondary market compliance requirements.

The Issuer may reject, suspend, or reverse transfers determined to violate applicable law or offering restrictions.

3.4 Compliance Controls

All holders may be required to complete:

Know Your Customer ("KYC") verification,

Anti-Money Laundering ("AML") procedures,

wallet verification,

accreditation verification where applicable,

and jurisdictional eligibility screening.

The Issuer may freeze, restrict, or administratively block wallets associated with unlawful activity, sanctions exposure, fraud risk, or regulatory violations.

4. ASSET REFERENCE AND COLLATERAL SCHEDULE

4.1 Referenced Asset Activities

The EMRL.D structure references emerald-related asset activities involving:

sourcing and aggregation,

artisanal mining relationships,

gemstone stockpiling,

inventory management,

certification,

valuation procedures,

and related commercial asset administration activities.

4.2 Asset Administration

Operational asset activities may involve:

Emerald S.A.S.,

affiliated operating entities,

vaulting providers,

certification providers,

appraisers,

logistics providers,

and designated SPV structures.

4.3 Certification Standards

Referenced gemstones may be subject to certification or valuation procedures involving recognized gemological standards, including independent third-party assessment where applicable.

4.4 No Guaranteed Valuation

No fixed valuation, redemption price, guaranteed appreciation, guaranteed liquidity, or guaranteed secondary market pricing is promised or implied by ownership of EMRL.D unless expressly stated in executed written agreements.

5. SMART CONTRACT GOVERNANCE PROVISIONS

5.1 Blockchain Governance

Governance functions may be administered through:

smart contracts,

digital voting infrastructure,

blockchain governance systems,

or issuer-controlled administrative systems.

5.2 Administrative Authority

The Issuer retains administrative authority necessary to:

maintain regulatory compliance,

address cybersecurity threats,

remediate technical failures,

enforce transfer restrictions,

and preserve operational continuity.

5.3 Forks and Blockchain Events

In the event of:

blockchain forks,

network disruptions,

validator failures,

cybersecurity incidents,

protocol migrations,

or smart contract exploits,

the Issuer may determine the authoritative blockchain record and implement corrective measures deemed commercially reasonable and legally necessary.

6. TRANSFER RESTRICTIONS AND COMPLIANCE CONTROLS

6.1 Securities Law Restrictions

EMRL.D may not be offered, sold, pledged, assigned, transferred, or otherwise disposed of except pursuant to:

an effective registration statement,

an available exemption from registration,

Regulation A transfer conditions,

or applicable securities law requirements.

6.2 Restricted Jurisdictions

The Issuer may prohibit ownership, transfer, or access within jurisdictions subject to:

sanctions restrictions,

prohibited crypto-asset regulations,

securities prohibitions,

or other legal limitations.

6.3 Secondary Market Limitations

Any secondary market trading shall remain subject to:

applicable securities laws,

transfer restrictions,

smart contract compliance controls,

exchange listing requirements,

and issuer administrative policies.

7. RISK ALLOCATION AND LIMITATION PROVISIONS

7.1 No Guarantee of Liquidity

The Issuer does not guarantee:

exchange listings,

secondary market liquidity,

token price stability,

or continuous trading availability.

7.2 Technology Risks

Ownership of EMRL.D involves risks associated with:

blockchain technology,

smart contracts,

cybersecurity incidents,

wallet compromise,

protocol vulnerabilities,

and network disruptions.

7.3 Regulatory Risks

Digital asset securities remain subject to evolving regulatory treatment under U.S. federal securities laws and international regulatory frameworks.

8. DEFINITIONS

AML- Anti-Money Laundering compliance procedures.

Blockchain - Distributed ledger infrastructure utilized for recording token ownership and transfers.

EMRL.D - The emerald-referenced digital asset security issued by P/E Capital DAO LLC.

KYC - Know Your Customer identity verification procedures.

SPV - Special Purpose Vehicle or designated contractual asset participation structure associated with the offering.

Token Holder - A verified holder of EMRL.D reflected on the applicable blockchain ledger or issuer-approved ownership registry.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has caused this Instrument Defining Rights of Security Holders to be executed on behalf of the Issuer.

P/E CAPITAL DAO LLC

By:/s/VIRGILIO V. IBONES IIIName:VIRGILIO V. IBONES IIITitle:Chief Operating Officer (COO)

Sole Offering Principal and Duly Authorized Representative of the Issuer

Date: